EXHIBIT 99

FOR IMMEDIATE RELEASE
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Contact:  J. Randall Nelson, Chairman & CEO  Jeffrey Lamberson or Jason Chautin
          Equidyne Corporation               Monde Consulting
          (858) 451-7001                     (415) 479-7997

               EQUIDYNE CORPORATION ADOPTS STOCKHOLDER RIGHTS PLAN

     Westford, Mass. February 13, 2001: Equidyne Corporation (AMEX: IJX) announced today that its Board of Directors has adopted a Stockholder Rights Plan to deter unfair takeover tactics.

          The Rights Plan is designed to deter and to prevent an acquirer from gaining control of the Company by accumulating shares in the open market or through private transactions without offering a fair price to all stockholders. The distribution of the rights is not intended to prevent a takeover of the Company and should not deter any prospective bidder willing to negotiate with the Board of Directors and pay a full and fair price for the Company's shares. Management has not received any third-party offers regarding a takeover of the Company.

          The rights will be distributed to stockholders as a dividend at the rate of one right for each share of Common Stock at the close of business of February 14, 2001. No separate certificates will be issued. The rights will be evidenced by the existing stock ownership and will expire on January 21, 2011, subject to redemption or earlier termination. The distribution is not taxable to stockholders.

          Initially, the rights cannot be exercised and will automatically trade with the Common Stock. Upon any person commencing a tender offer for or otherwise acquiring 15% or more of the Company's outstanding Common Stock, the rights would trade separately and become exercisable, entitling the holder of each right (other than the person commencing the tender offer or making the acquisition) to purchase one one-hundredth of a share of the Company's to be created Series C Preferred Stock at an exercise price of $40.00 per right, subject to adjustment.

          Upon any acquisition transaction to which the Rights Plan applies, each unexercised right would entitle the holder to purchase a number of shares of the Company's Common Stock having a market value equal to two times the $40.00 per right exercise price. If Equidyne Corporation is not the surviving entity in the transaction, each unexercised right would entitle its holder to purchase a number of the acquiring entity's common shares having a market value of two times the exercise price.

          The Company may redeem the rights at $0.001 per right at any time until ten business days after any person or its affiliate has acquired 15% or more of the outstanding shares of Common Stock.

               The Company is filing a Form 8-K with the Securities and Exchange Commission with respect to the Rights Plan. The filing contains a copy of the Rights Plan and the exhibits thereto.


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          Equidyne Corporation (www.equidyne.com), through Equidyne Systems,
Inc., a wholly-owned subsidiary based in San Diego, California, is focused on becoming the worldwide leader in needle-free drug delivery systems for subcutaneous and intramuscular injections. The INJEX(TM) needle-free injector is a compact, uncomplicated device that delivers a virtually painless injection through the skin in a fraction of a second, and eliminates needle stick and disposal problems. For medications requiring injection, we believe the INJEX(TM) System is by far the most comfortable and economical product on the market.

THE STATEMENTS CONTAINED IN THIS NEWS RELEASE THAT ARE NOT PURELY HISTORICAL ARE FORWARD-LOOKING STATEMENTS THAT MAY INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THE RESULTS CONTAINED IN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT MIGHT CAUSE SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THE EFFECT OF LOSSES AND OTHER FACTORS ON THE COMPANY'S CREDIT FACILITIES, BUSINESS AND RESULTS OF OPERATIONS; THE COMPANY'S CAPITAL RESOURCES AND ITS ABILITY TO FULFILL ITS EXISTING OBLIGATIONS AND ONGOING CAPITAL NEEDS; RISKS ASSOCIATED WITH EXCESS OR OBSOLETE INVENTORY; THE POTENTIAL IMPAIRMENT OF ASSETS; DELAYS IN PRODUCT INTRODUCTIONS; CHANGES IN HEALTHCARE REGULATIONS AND THE ABILITY TO OBTAIN FAVORABLE INSURANCE REIMBURSEMENT COVERAGE FOR THE COMPANY'S PRODUCTS; PRODUCT ACCEPTANCE OR CHANGES IN GOVERNMENT REGULATION OF THE COMPANY'S PRODUCTS, THE COMPANY'S ABILITY TO MANUFACTURE ITS PRODUCTS IN SUFFICIENT QUANTITIES TO MEET THE DEMANDS OF THE MARKETPLACE; THE COMPANY'S DEPENDENCE ON KEY CUSTOMERS AND SUPPLIERS AND THEIR FINANCIAL VIABILITY; THE IMPACT OF COMPETITION; AND THE COMPANY'S ABILITY TO EFFECTIVELY MANAGE GROWTH. THESE AND OTHER RISK FACTORS ARE DISCUSSED IN THE COMPANY'S FILINGS ON FORMS 8-K, 10-QSB AND 10-KSB.